Exhibit 10(e)(e)(e)(e)
Roanoke Gas Company
Standard Agreement for Services

This services agreement (the “AGREEMENT”) is between Roanoke Gas Company, a Virginia corporation, with an office at 519 Kimball Avenue, Roanoke, Virginia 24016 (“ROANOKE GAS”) and John S. D’Orazio with an address of 54-396 Union Mill Road #1199, Kapaau, Hawaii 96755 (the “CONTRACTOR”).

ARTICLE 1: SCOPE OF SERVICES
The CONTRACTOR shall provide the following:

Consulting services, including but not limited to advice and guidance regarding operating and managing a Virginia natural gas utility, as requested from the Company or the Board of Directors for the period February 6, 2020 through February 1, 2021.

ARTICLE 2: COMPENSATION
Compensation by ROANOKE GAS to the CONTRACTOR will be as provided below:

Fixed Fee: $130,000.00

ARTICLE 3: TERMS OF PAYMENT
Payment by ROANOKE GAS to CONTRACTOR will be as follows:

To be paid in equal installments of $13,000.00 on the first business day of each month beginning March 2020 and ending December 2020.

A. INVOICING – Not Applicable

ARTICLE 4: OTHER AGREEMENTS

A.	INDEPENDENT CONTRACTOR
CONTRACTOR shall perform all work as an independent contractor and will not be considered as an agent, joint venture, or employee of ROANOKE GAS.

B. PERFORMANCE
The standard of care applicable to CONTRACTOR’s services will be the degree of skill and diligence normally employed by others performing the same or similar services except to the extent that this Agreement calls for a higher standard of care, performance, or outcome in which case the higher or more precise standard shall apply

C. INDEMNIFICATION
CONTRACTOR agrees to defend, release, indemnify and hold harmless ROANOKE GAS, its employees, officers, directors, and agents (individually “INDEMNITEE”) from any claims, damages, losses, and costs, including, but not limited to, attorney’s fees and litigation costs, arising out of or related to any breach of the CONTRACTOR’S obligations under this Agreement (“CLAIMS”) whether the CLAIMS be asserted by any INDEMNITEE or againt any INDEMNITEE by any third party. For purposes of this provision breach of this AGREEMENT shall mean not only the failure to perform the express terms of this AGREEMENT, but also any negligent or intentional wrongful act or omission by CONTRACTOR that causes personal injury, tangible property damage, or econcomic loss damages to be incurred by any INDEMNITEE or any third party that asserts a claim against any INDEMNITEE.

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D. CODES, LAWS, AND REGULATIONS
CONTRACTOR will comply in all material respects with all applicable codes, laws, regulations, standards, and ordinances (“LAWS”) in force during the term of this AGREEMENT.

E. PERMITS, LICENSES, AND FEES
CONTRACTOR will obtain and pay for all permits and licenses required by law that are necessary for the CONTRACTOR’s performance of the Scope of Services and will give all necessary notices.

F. PUBLICITY
CONTRACTOR will not disclose the nature of its Scope of Services, or engage in any other publicity or public media disclosures with respect to the Scope of Services without the prior written consent of ROANOKE GAS.

G. KEY PERSONNEL – Not Applicable

H. ACCESS TO RECORDS– Not Applicable

I. SUSPENSION OF WORK
The CONTRACTOR will, upon written notice from ROANOKE GAS, suspend, delay or interrupt all or a part of the Scope of Services. In such event, the CONTRACTOR will resume the Scope of Services upon written notice from ROANOKE GAS, and a reasonable extension of time and equitable adjustment shall be paid based on CONTRACTOR’S demonstrated direct costs caused by such suspension and resumption of services

J. SCHEDULE – Not Applicable

K. INSURANCE – Not Applicable

L. LIMITATIONS OF LIABILITY
ROANOKE GAS SHALL NOT BE LIABLE TO CONTRACTOR FOR ANY INDIRECT, CONSEQUENTIAL, OR SPECIAL DAMAGES, INCLUDING FOR LOSS OF PROFITS, ARISING OUT OF OR RELATED TO ROANOKE GAS’S BREACH OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

ARTICLE 5: CHANGES

A.	CHANGES
ROANOKE GAS may, by written Change Order only, make changes, revisions, additions, or deletions (collectively hereinafter called “changes”) in the Scope of Services.

CONTRACTOR shall not perform any additional or changed work without the parties having executed a written Change Order, and CONTRACTOR agrees that should it do so, it will have without more conclusively waived any right to additional compensation for such additional or changed work and will be liable for any damages caused ROANOKE GAS because of CONTRACTOR’S unauthorized performance of additional or changed work.

Should CONTRACTOR discover any facts to suggest the necessity for additional or changed work, it shall give ROANOKE GAS written notice thereof within three (3) days of such discovery so that ROANOKE GAS in a timely manner can consider whether to authorize the additional or changed work.

ARTICLE 6: GENERAL LEGAL PROVISIONS

A. PROPRIETARY INFORMATION

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Except when otherwise authorized in writing by ROANOKE GAS, all trade secrets, computer programs, documentation, drawings, specifications, technical data, digital data, and other confidential and proprietary information furnished to CONTRACTOR either by ROANOKE GAS or developed by CONTRACTOR or others in connection with the Scope of Services are, and will remain, the property of ROANOKE GAS and may not be copied or otherwise reproduced or used in any way except in connection with the Scope of Services or disclosed to third parties or used in any manner detrimental to the interests of ROANOKE GAS.

B. ASSIGNMENTS
This is a personal services AGREEMENT. CONTRACTOR may not assign any of the duties or rights or any claim arising out of or related to this AGREEMENT. Any unauthorized assignment is void and unenforceable. These conditions and the entire AGREEMENT are binding on the heirs, successors, and assigns of the parties hereto.

C. WAIVERS
No waiver by either party of any default by the other party in the performance of any provision of this AGREEMENT will operate as, or be construed as, a waiver of any future default, whether like or different in character.

D. FORCE MAJEURE
Neither party to this AGREEMENT will be liable to the other party for delays in performing the Scope of Services, or for the direct or indirect cost resulting from such delays, that may result from labor strikes, riots, war, acts of governmental authorities, extraordinary weather conditions or other natural catastrophe, or any cause beyond the reasonable control or contemplation of either party.

E. AUTHORIZATION TO PROCEED
Unless otherwise provided in this AGREEMENT, execution of this AGREEMENT by ROANOKE GAS will be authorization for CONTRACTOR to proceed with the Scope of Services.

F. NO THIRD PARTY BENEFICIARIES
This AGREEMENT gives no rights or benefits to anyone other than the CONTRACTOR AND ROANOKE GAS and has no intended third party beneficiaries.

G. JURISDICTION, VENUE, AND DISPUTE RESOLUTION
The law of the Commonwealth of Virginia (without regard to its conflicts of laws principles) shall govern the AGREEMENT.

CONTRACTOR shall given written notice of any claim it may have against ROANOKE GAS within seven (7) days of the event giving rise to the claim. Failure to give such notice shall constitute a conclusive waiver of the claim.

Any claim by either party shall be first submitted to mediation to be conducted in Roanoke, Virginia. The parties shall agree on the mediator with the cost of the mediation split between the parties. In the event that the parties cannot agree on the mediator, the chief judge of the Circuit Court for the City of Roanoke shall appoint the mediator.

If the dispute is not resolved in mediation, either party may initiate a formal dispute resolution proceeding to prosecute its claim. Prior to CONTRACTOR doing so, it will send ROANOKE GAS a written inquiry as to whether ROANOKE GAS prefers the matter be litigated or arbitrated. If the election is arbitration, the dispute will be administered according to the Rules of the American Arbitration Association and conducted in Roanoke, Viriginia. If the election is litigation, the dispute will be litigated in the Circuit Court for the City of Roanoke, which shall be the exclusive venue for the dispute resolution proceeding.

H. SOLICITING EMPLOYMENT

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Neither party to this AGREEMENT will solicit an employee of the other party, nor hire or make an offer of employment to an employee of the other party, without prior written consent of the other party, during the time this AGREEMENT is in effect.

I. SEVERABILITY AND SURVIVAL
If any of the Provisions contained in this AGREEMENT are held invalid, illegal, or unenforceable, the unenforceability of the other remaining provisions shall not be impaired thereby. Limitations of liability, indemnities, and other express representations shall survive termination of this AGREEMENT for any cause.

J. TERMINATION
(1) TERMINATION FOR CONVENIENCE
All or part of this AGREEMENT may be terminated by ROANOKE GAS at its convenience. In such event, the CONTRACTOR will be entitled to compensation for Services performed up to the date of termination and reasonable termination expenses. The CONTRACTOR will not be entitled to compensation for profit on Services not performed.
(2) TERMINATION FOR DEFAULT
ROANOKE GAS may, by written notice, terminate the whole or any part of the AGREEMENT for default in the event that the CONTRACTOR fails to perform any of the provisions of this AGREEMENT and does not correct such to ROANOKE GAS’S reasonable satisfaction within a period of seven (7) working days after receipt of written notice from ROANOKE GAS specifying such failure. In the event of termination for CONTRACTOR's default, ROANOKE GAS may withhold any payments otherwise due to CONTRACTOR to the extent necessary to compensate ROANOKE GAS for its damages. Should the withhold payments not exhaust all of ROANOKE GAS’S damages it shall make written demand of CONTRACTOR to pay such remaining damages and CONTRACTOR shall do so within seven (7) days of such notice.

If it is ever adjudged that ROANOKE GAS lacked sufficient grounds to terminate for default, the termination shall be deemed one for convenience and CONTRACTOR’s remedy shall be exclusively what is provided herein for such convenience termination.

ARTICLE 7: ATTACHMENTS AND SIGNATURES

A. ATTACHMENTS: None

B. This AGREEMENT may be executed by electronic transmission and in counterparts.

Approved for CONTRACTOR		Accepted for ROANOKE GAS COMPANY

By	/s/ John S. D'Orazio	By	/s/ Paul W. Nester
Name	John S. D'Orazio	Name	Paul W. Nester
Title	N/A	Title	President
Date	December 2, 2019	Date	December 2, 2019

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